EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

MARTY R. LINDON
President and Chief Executive Officer
Tel: (740) 254-4313

                          INDIAN VILLAGE BANCORP, INC.
                        ANNOUNCES DATE OF ANNUAL MEETING

        Gnadenhutten, Ohio -- August 14, 2003. Indian Village Bancorp, Inc. (OTCBB:IDVB) announced today that the Corporation's annual meeting of shareholders will be held on Wednesday, November 5, 2003 at the New Philadelphia branch office at 635 West High Avenue, New Philadelphia, Ohio, at 1:00 p.m. local time. Stockholders of record as of the close of business on September 12, 2003 will be entitled to notice of and to vote at the annual meeting.

        Indian Village Bancorp, Inc. is the holding company for Indian Village Community Bank, a state chartered savings bank, which operates from its main office in Gnadenhutten, Ohio and a branch office in New Philadelphia, Ohio.